SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [ X ]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only
                                                     (as permitted by Rule
   [X]  Definitive Proxy Statement                   14a-6(e)(2))
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                               FCB FINANCIAL CORP.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                           [FCB Financial Corp. Logo]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held July 22, 1996


   To the Shareholders of
      FCB Financial Corp.:

             NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of FCB Financial Corp. (the "Corporation") will be held on Monday, July 22, 1996, at 2:00 P.M., local time, at the Valley Inn, 123 East Wisconsin Avenue, Neenah, Wisconsin 54956, for the following purposes:

             1. To elect two directors to hold office until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified.

             2. To ratify the selection of Wipfli Ullrich Bertelson CPAs as the independent auditors of the Corporation for the fiscal year ending March 31, 1997.

             3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

             The close of business on May 31, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

             A proxy for the meeting and a proxy statement are enclosed herewith.

                                      By Order of the Board of Directors
                                      FCB FINANCIAL CORP.

                                      Harold L. Hermansen
                                      Secretary

   Neenah, Wisconsin
   June 19, 1996

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                               FCB FINANCIAL CORP.
                            108 East Wisconsin Avenue
                            Neenah, Wisconsin  54956


                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held July 22, 1996

             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of FCB Financial Corp. (the "Corporation") beginning on or about June 19, 1996 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, July 22, 1996, at 2:00 P.M., local time, at the Valley Inn, 123 East Wisconsin Avenue, Neenah, Wisconsin 54956, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Corporation in writing or in open meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Corporation and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein, FOR the proposal to ratify the selection of Wipfli Ullrich Bertelson CPAs as the Corporation's independent auditors for the fiscal year ending March 31, 1997, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to ratify the selection of independent auditors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Corporation's common stock, $.01 par value (the "Common Stock"), at the close of business on May 31, 1996 are entitled to vote at the Annual Meeting. On that date, the Corporation had outstanding and entitled to vote 2,478,614 shares of Common Stock, each of which is entitled to one vote per share.

             The Corporation, which was incorporated in 1993, is the holding company for Fox Cities Bank, F.S.B. (the "Bank"). On September 23, 1993, the Bank completed its conversion from a mutual to a stock form of organization (the "Conversion").

                              ELECTION OF DIRECTORS

             The Corporation's Articles of Incorporation provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions or otherwise, will have no impact on the election of directors.

             The following sets forth certain information, as of May 31, 1996, about the Board's nominees for election at the Annual Meeting and each director of the Corporation whose term will continue after the Annual Meeting. Except as otherwise noted, each individual has engaged in the principal occupation or employment and held the offices shown for more than the past five years. All current directors of the Corporation also serve as directors of the Bank.

                   Nominees for Election at the Annual Meeting

   Terms Expiring at the 1999 Annual Meeting

   Richard A. Bergstrom, 46, currently serves as President of Bergstrom Hotel, Inc., a subsidiary of Bergstrom Corporation (an operator of hotels and automobile dealerships). Mr. Bergstrom is also Executive Vice President of Bergstrom Corporation. Mr. Bergstrom has served as a director of the Corporation since its incorporation and as a director of the Bank since 1989.

   William J. Schmidt, 58, is the Chairman of the Board of U.S. Oil Co., Inc. (a petroleum distributor). Mr. Schmidt has been a director of the Corporation since its incorporation and a director of the Bank since 1993.

   THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO, OR AT THE ANNUAL MEETING, AND NOT REVOKED, WILL BE VOTED "FOR" BOTH NOMINEES.

                         Directors Continuing in Office

   Terms Expiring at the 1997 Annual Meeting

   Walter H. Drew, 61, retired as President and Chief Executive Officer of Menasha Corporation (a paper manufacturer and converter) in 1992. Prior to joining Menasha Corporation in 1988, Mr. Drew served as Executive Vice President of Kimberly-Clark Corporation (a consumer products company). Mr. Drew has been a director of the Corporation since its incorporation and a director of the Bank since 1984.

   Donald S. Koskinen, 67, retired as President of Banta Company, a division of Banta Corporation (a commercial printing and graphic services company), in 1990. Mr. Koskinen has served as a director of the Corporation since its incorporation and as a director of the Bank since 1965.

   Terms Expiring at the 1998 Annual Meeting

   David L. Erdmann, 52, is the Chairman, Chief Executive Officer and President of Outlook Group Corp. (a graphic services company offering specialty printing, converting and packaging). Mr. Erdmann has been a director of the Corporation since its incorporation and a director of the Bank since 1987.

   Donald D. Parker, 57, has served as Chairman of the Board, President and Chief Executive Officer of the Corporation since its incorporation. Mr. Parker also has served as President and Chief Executive Officer of the Bank since 1980 and as Chairman of the Board thereof since 1986. Mr. Parker joined the Bank in 1967. Mr. Parker has served as a director of the Corporation since its incorporation and as a director of the Bank since 1978.

   William A. Raaths, 49, has served as President of Wisconsin Tissue Mills Inc. (a paper products manufacturer and a subsidiary of Chesapeake Corporation) and as Group Vice President - Tissue Products of Chesapeake Corporation (a manufacturer of tissue, packaging and wood products) since January 1995. From April 1994 until assuming his current positions, Mr. Raaths was Executive Vice President of Wisconsin Tissue Mills Inc. From 1989 until joining Wisconsin Tissue Mills Inc., Mr. Raaths served as President of Chesapeake Consumer Products Company, a subsidiary of Chesapeake Corporation. Mr. Raaths has served as a director of the Corporation and the Bank since 1994.


                               BOARD OF DIRECTORS

   General

             The Board has standing Audit, Compensation and Nominating Committees. The Audit Committee recommends to the Board the appointment of independent auditors, reviews the independence of the auditors, approves the scope of the annual audit, approves the audit fee payable to the auditors and reviews the audit results. All directors serve on the Audit Committee. Mr. Parker is excused from Audit Committee meetings when the internal audit functions are discussed. The Audit Committee held one meeting in fiscal 1996. The Compensation Committee consists of three directors who also make up the Personnel Committee of the Board of Directors of the Bank. The Personnel Committee reviews and recommends to the Board of Directors of the Bank the compensation structure for the Bank's officers and other managerial personnel, including salary rates, participation in any incentive bonus plans, fringe benefits, non-cash perquisites and other forms of compensation. The Compensation Committee is not responsible for such matters since the officers of the Corporation are not separately compensated for their service in such capacity. The Compensation Committee does, however, administer the FCB Financial Corp. 1993 Stock Option and Incentive Plan (the "1993 Stock Option Plan"). Messrs. Bergstrom, Erdmann (Chairman) and Raaths are members of the Compensation and Personnel Committees. The Compensation Committee held three meetings in fiscal 1996. The Nominating Committee considers and recommends the nominees for director to stand for election at the Corporation's annual meeting of shareholders and to fill vacancies occurring on the Board. The Nominating Committee will consider persons recommended by shareholders to become nominees, but has no established procedures which shareholders must follow to make such recommendations. The Corporation's Bylaws also provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Corporation. The shareholder's notice of nomination must contain information relating to the nominee which is required to be disclosed by the Corporation's Bylaws and by the Securities Exchange Act of 1934. Messrs. Drew, Koskinen (Chairman), Parker and Schmidt are members of the Nominating Committee. The Nominating Committee held one meeting in fiscal 1996.

             The Board held eighteen meetings during the fiscal year ended March 31, 1996. During fiscal 1996, each director of the Corporation attended at least 80% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served during the year.

   Director Compensation

             Directors of the Bank currently receive a monthly retainer fee of $900 and a $100 fee for each committee meeting attended that is not held in conjunction with a Board of Directors meeting. No separate retainer fee is paid to any person for serving as a director of the Corporation. Directors of the Corporation do, however, receive a $100 fee for each meeting of the Board which is not held in conjunction with a meeting of the Board of Directors of the Bank.

             Directors may elect to defer all of their fees earned in any given year under the Bank's unfunded deferred compensation plan. Interest on the deferred amounts is credited at a rate (which is adjusted quarterly) equal to 1.5% per annum above the rate paid on the longest term certificate of deposit then offered by the Bank. The rate paid on deferred amounts for the quarter ended March 31, 1996 was 7.4%. Amounts deferred by a director under the plan, together with accumulated interest, will be distributed in quarterly installments over a five-year period following the time that a director ceases to serve in such capacity. In the event of death of a director prior to the time that all payments have been made, a lump sum payment of the director's balance under the plan will be made to the director's estate or a selected beneficiary within sixty days of the date of death.

             Pursuant to the terms of the 1993 Stock Option Plan, each person who is first elected as a non-employee director of the Corporation will automatically be granted a non-qualified option to purchase 5,819 shares of Common Stock as of the date of such election. Each such option granted to a non-employee director will have a per share exercise price equal to the market value of a share of Common Stock on the date of grant and will have a ten-year term. Non-employee director options vest and become exercisable ratably over the five-year period following the date of grant; provided, however, that such options will become fully exercisable (a) upon the director's retirement after age 70, (b) upon early retirement after age 65 if the non-employee director has served as a director of the Corporation and/or the Bank for at least ten years at the time of such retirement, or (c) in the event of the director's disability or death while serving as a director. Options granted to non-employee directors may not be exercised if three months have elapsed from the date the director terminated his service on the Board. No non-employee director of the Corporation received an option grant during fiscal 1996.

                             PRINCIPAL SHAREHOLDERS

   Management

             The following table sets forth information, as of May 31, 1996, regarding beneficial ownership of Common Stock by each director and nominee, the executive officer named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. Except as otherwise indicated, the individuals reflected below have sole voting and investment power over the shares of Common Stock reported as beneficially owned.

                                             Amount and
                                              Nature of
                                             Beneficial       Percent
    Name of Beneficial Owner                 Ownership(1)     of Class

    Donald D. Parker  . . . . . . . . .        47,899(2)         1.9%
    Richard A. Bergstrom  . . . . . . .        52,927(3)         2.1
    Walter H. Drew  . . . . . . . . . .        35,661(4)         1.4
    David L. Erdmann  . . . . . . . . .        42,927(5)         1.7
    Donald S. Koskinen  . . . . . . . .        52,927            2.1
    William A. Raaths . . . . . . . . .         2,527(6)          *
    William J. Schmidt  . . . . . . . .        16,727(7)          *

    All directors and executive officers
      as a group (10 persons) . . . . .       320,832(8)        12.8

   _______________
   *     Less than 1%

   (1) Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of May 31, 1996:
       Mr. Parker, 7,517 shares; Mr. Bergstrom, 2,327 shares; Mr. Drew, 2,327 shares; Mr. Erdmann, 2,327 shares; Mr. Koskinen, 2,327 shares; Mr. Raaths, 2,327 shares; Mr. Schmidt, 2,327 shares; and all directors, nominees and executive officers as a group, 30,582 shares.

   (2) Includes 17,266 shares held by a revocable trust, 2,053 shares held by Mr. Parker's spouse and 4,482 shares credited to Mr. Parker's account under the FCB Financial Corp. Employee Stock Ownership Plan (the "ESOP"). Mr. Parker shares voting and investment power with respect to these shares.

   (3) Includes 20,600 shares held by Mr. Bergstrom and his spouse as joint tenants and 30,000 shares held in custodial accounts for minor children. Mr. Bergstrom shares voting and investment power over the shares held in joint tenancy with his spouse.

   (4) Includes 21,667 shares held by family limited partnerships over which Mr. Drew shares voting and investment power.

   (5) Includes 4,000 shares held by Mr. Erdmann's spouse and 6,000 shares held by Mr. Erdmann's children. Mr. Erdmann shares voting and investment power with respect to these shares.

   (6) Includes 200 shares held by Mr. Raaths and his spouse as joint tenants over which Mr. Raaths shares voting and investment power.

   (7) Includes 5,900 shares held by custodial accounts for minor children and 8,500 shares held by two trusts. Mr. Schmidt shares voting and investment power over 3,000 shares held by one of the trusts.

   (8) The total does not include 168,210 shares of Common Stock held by the ESOP which either have not been released for allocation to the accounts of participants or which have been allocated to the accounts of non-executive officers. A committee consisting of Messrs. Bergstrom, Erdmann and Raaths serves as the Trustee of the ESOP.

   Other Beneficial Owners

             The following table sets forth information regarding beneficial ownership by the only other persons known to the Corporation to own more than 5% of the outstanding Common Stock.


                                      Amount and Nature of Beneficial Ownership

    Name and Address                    Voting Power            Investment Power                   Percent
    of Beneficial Owner            Sole            Shared      Sole         Shared   Aggregate     of Class

    FCB Financial Corp.
    Employee Stock
    Ownership Plan (1)
    108 East Wisconsin Ave.
    Neenah, WI  54956               137,402      42,598       137,402      42,598       180,000         7.3%

    Investment Advisers, Inc. (2)
    3700 First Bank Place
    Box 357
    Minneapolis, MN  55440          151,000        -0-        151,000         -0-       151,000         6.1

   _______________

   (1) The Trustee of the ESOP is a committee consisting of Messrs. Bergstrom, Erdmann and Raaths. The Trustee acts by a majority vote of the individuals comprising such committee. The beneficial ownership information presented in the table for the ESOP is as of May 31, 1996. As of such date, 42,598 shares under the ESOP had been released for allocation to the accounts of participating employees.

   (2) The beneficial ownership of Investment Advisers, Inc. reflected in the table was reported in a Schedule 13G filed with the Securities and Exchange Commission which sets forth ownership of Common Stock as of December 31, 1995.


                             EXECUTIVE COMPENSATION

   Summary Compensation Information

             The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Corporation's Chief Executive Officer, who was the only executive officer of the Corporation who earned in excess of $100,000 during the fiscal year ended March 31, 1996. The compensation reflected in the table is for service as an executive officer of both the Corporation and the Bank.

                           Summary Compensation Table

                                                                                 Long Term
                                                        Annual                 Compensation
                                                    Compensation(1)
                                                                                  Awards

                                                                                Securities
              Name and             Fiscal                                       Underlying           All Other
         Principal Position         Year          Salary     Bonus(2)        Stock Options (#)      Compensation

    Donald D. Parker,                1996         $109,212     $30,163               -               $33,935(3)
      Chairman of the Board,         1995          105,012      17,394               -                38,192
      President and Chief            1994          100,008      30,002            50,043              14,177
      Executive Officer of the
      Corporation and the
      Bank

   _____________
   (1) Certain personal benefits provided by the Corporation and the Bank to Mr. Parker are not included in the table. The aggregate amount of such benefits did not exceed 10% of the sum of Mr. Parker's salary and bonus in each respective year.

   (2) Consists of a bonus paid under the Bank's Management Bonus Plan. The Management Bonus Plan provides that a bonus pool, determined as a percentage of the amount by which net income before taxes exceeds a target for return on average assets before taxes, will be distributed among the executive officers of the Bank in proportion to their base salary. The target return on average assets before taxes is set annually with reference to the projected rate of return for such year set forth in the Bank's strategic business plan. It is anticipated that this target, which will be a fixed rate of return for each specified year, will vary from year to year in relation to the projected rate of return set forth in the Bank's strategic business plan for such year. Such bonus may not exceed 30% of base salary.

   (3) Consists of: (a) director's fees paid by the Bank of $11,000; (b) $14,473 contributed to the ESOP for the benefit of Mr. Parker; and
        (c) $8,462 accrued pursuant to a compensation agreement for the benefit of Mr. Parker. The compensation agreement provides that the Bank will pay to Mr. Parker or his beneficiary upon Mr. Parker's retirement after age 55 or in the event of his death or total and permanent disability, the amount then contained in Mr. Parker's compensation account, which amount has been calculated based upon the projected difference between the Bank's defined benefit plan that was terminated in fiscal 1992 and the defined contribution plan (i.e., the Bank's Employees' Savings and Investment Plan) now in effect.
        The projected difference between the two plans was based on actuarial calculations. The maximum amount that Mr. Parker could receive under his compensation agreement is $165,457, assuming retirement at age 65.

   Stock Options

             The 1993 Stock Option Plan provides that options to purchase Common Stock may be granted to key employees (including officers) of the Corporation and its subsidiaries. The following table sets forth information regarding the exercise of stock options by Mr. Parker and the fiscal year-end value of the unexercised options held by Mr. Parker. No stock options were granted to Mr. Parker during fiscal 1996.

               Aggregated Option Exercises in 1996 Fiscal Year and
                          Fiscal Year-End Option Values

                                                                   Number of Securities              Value of Unexercised
                        Shares Acquired      Value                Underlying Unexercised             In-The-Money-Options
    Name                on Exercise (#)    Realized ($) *     Options at Fiscal-Year End (#)       At Fiscal Year-End ($) *
                                                              Exercisable     Unexercisable     Exercisable    Unexercisable

    Donald D. Parker      12,500             $103,125            7,517             37,543         $60,136         $300,344

   ________

   * The dollar values are calculated by determining the difference between the market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year- end, respectively.


   Severance Agreement

             The Bank has a two-year severance agreement with Mr. Parker.
   The agreement provides that, in the event there is a change in control of the Corporation or the Bank and Mr. Parker's employment is terminated involuntarily in connection with such change of control or within 12 months thereafter, Mr. Parker shall be paid his then applicable salary and health insurance benefits for the remaining term of the agreement plus a severance amount, payable within 30 days after termination, equal to his salary and bonuses, if any, for the 12 months immediately preceding the termination date.

             Under the agreement, Mr. Parker's employment will be deemed to have been terminated involuntarily if, among other things, there is a material diminution of or interference with his duties, responsibilities and benefits. Under certain circumstances (for example, if Mr. Parker is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order of the Office of Thrift Supervision), the severance agreement will terminate, but vested rights of the contracting parties will not be affected.

   Report on Executive Compensation

             The Personnel Committee of the Board of Directors of the Bank is responsible for all aspects of the compensation package offered to the executive officers of the Corporation and the Bank, other than awards under the 1993 Stock Option Plan. Officers of the Corporation are not separately compensated for their service in such capacity and are paid only for their service as officers of the Bank. The 1993 Stock Option Plan is administered by the Compensation Committee of the Board. The members of the Personnel Committee of the Board of Directors of the Bank and the Compensation Committee of the Board of Directors of the Corporation are identical. Both such Committees are collectively referred to herein as the "Committee." The following report was prepared by the members of the Committee.

             General Compensation Policies. In recommending and establishing levels of executive compensation, it is the policy of the Committee to take into account: (a) job performance and productivity of the executive;
   (b) the executive's dependability and cooperation; (c) compensation levels for executives at other comparable institutions derived from state trade association surveys or other sources; (d) the executive's responsibility level during the present period and that anticipated in the future; and
   (e) the executive's overall contribution towards achievement of the Corporation's and the Bank's strategic plans and success of the Corporation and the Bank. In applying these general policies, the Committee has sought to ensure that a significant portion of the compensation paid to senior executive officers be incentive-based since these individuals have more control over and responsibility for the direction and performance of the Corporation and the Bank. The Committee's objective is that there be a greater degree of variability in the amount of compensation paid to those officers depending on both the Corporation's and the Bank's performance.

             Executive Compensation Package. The compensation package offered to the executive officers of the Corporation and the Bank consists of a mix of salary, incentive bonus awards, and awards of stock options, as well as benefits under several employee benefit plans offered by the Corporation and the Bank. The Committee periodically reviews the various aspects of the compensation package offered to executive officers in light of the policies described above.

             In order to attract and retain highly qualified executive officers, the Committee annually establishes base salary ranges for the executive officers of the Corporation and the Bank generally at or around the median range of prevailing market practice as reflected by the savings institutions and banks in the comparison group. The comparison group used by the Committee consists of financial institutions, some of which are mutual in form of organization and others of which are stock organizations owned by holding companies. In the case of holding companies, only the operating subsidiaries are considered in the comparison. This comparison group, since it includes non-public entities, is not identical to the peer group of companies referred to in the section entitled "Performance Information." The Chief Executive Officer makes specific recommendations for salary adjustments (other than his own) within the established ranges to the Committee based upon the criteria set forth above. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and performance related criteria.

             In addition to base salary, the Committee seeks to provide a substantial portion of each executive officer's total compensation through the Bank's Management Bonus Plan which provides awards based on the performance of the Bank. The purpose of this plan is to more closely align executive compensation to the annual and long-term financial performance of the Bank and to award key employees for the achievement of certain specified goals.

             The Management Bonus Plan allows executive officers to earn cash bonus awards based upon the Bank's return on average assets before taxes. The benchmark amount for the plan is set by the Board of Directors of the Bank in consultation with the Committee. Bonuses are awarded to the executive officers proportionately by base salary levels.

             The executive compensation package of the Corporation and the Bank also includes stock option grants. Options granted under the 1993 Stock Option Plan have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. It is the policy of the Compensation Committee that options should provide a long-term incentive and align the interests of management with the interests of shareholders. In determining awards under the 1993 Stock Option Plan in the past, the Compensation Committee has taken into account the individual's years of service with the Corporation and the Bank, the responsibilities of the individual within the organization, the skill levels of the individual, and the potential of the individual to provide leadership for the organization. The Compensation Committee has also given consideration to what competing institutions have done in connection with stock option grants. During fiscal 1996, no options were granted to executive officers of the Corporation under the 1993 Stock Option Plan.

             The Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Corporation and the Bank, including executive officers, to ensure their continued service with the Corporation and the Bank. In addition, the ESOP provides employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. In the Committee's view, a competitive employee benefit package is essential to achieving the goal of retaining and attracting highly-qualified employees.

             Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above specified limits unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon current compensation levels and the Committee's commitment to link compensation with performance as described in this report, the Committee currently intends to qualify compensation paid to the executive officers of the Corporation and the Bank for deductibility by the Corporation under
   Section 162(m).

             Chief Executive Officer Compensation. The compensation paid to the Chief Executive Officer of the Corporation and the Bank, Donald D. Parker, reflects the application of the foregoing policies. In addition, when establishing the salary of the Chief Executive Officer, the Committee considers the overall success of the Bank in terms of return on assets, growth and the control of operating expenses. Mr. Parker's salary was increased 4% to $109,212 for fiscal 1996 from $105,012 in fiscal 1995. In fixing the Chief Executive Officer's fiscal 1996 salary, the Committee considered the salaries offered by the savings institutions and banks in the comparison group described above, the Bank's return on assets for fiscal 1995 of 1.09% as compared with 1.27% for fiscal 1994, the increase in the Corporation's assets from $196 million in fiscal 1994 to $239 million in fiscal 1995, and the stability of the Corporation's ratio of operating expenses to average assets which remained constant at 2.00% in fiscal 1994 and 1995.

             In addition to his base salary, Mr. Parker also received an award of $30,163 (or 28% of his salary) under the Management Bonus Plan. The payment of the bonus was contingent upon the achievement of the targeted performance goal described above.

   FCB Financial Corp. Compensation Committee
   Fox Cities Bank, F.S.B. Personnel Committee

             Richard A. Bergstrom
             David L. Erdmann (Chairman)
             William A. Raaths


   Certain Transactions

             Since the beginning of the last fiscal year, certain directors and executive officers of the Corporation and the Bank entered into new loans or had loans outstanding with the Bank. Pursuant to the Bank's current policy, all such loans were made in the ordinary course of business and on substantially the same terms and conditions (including interest rates and collateral) as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans outstanding during such period to immediate family members of directors and executive officers of the Corporation and the Bank were also made in accordance with such terms.

             On September 23, 1993, the Corporation loaned $1,800,000 to the ESOP to allow the ESOP to purchase Common Stock in the Conversion. The loan has a ten-year term and bears interest at a rate of 6.5%. At May 31, 1996, $1,140,822 was outstanding under this loan.


                             PERFORMANCE INFORMATION

             The following graph compares on a cumulative basis changes since September 24, 1993 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock, (b) the total return of companies in the Nasdaq Total Return Index, and (c) the total return of companies in the SNL Thrift Index consisting of a peer group of publicly traded savings and loan institutions. The total return information presented in the graph assumes the reinvestment of dividends. The graph assumes $100 was invested on September 24, 1993 in Common Stock, the Nasdaq Total Return Index and the SNL Thrift Index.

                            Comparison of Cumulative
                     Total Return Among FCB Financial Corp.,
                 Nasdaq Total Return Index and SNL Thrift Index




                               [Performance Graph]



                                    9/24/93    3/31/94   3/31/95    3/31/96

    FCB Financial Corp.              $100       $136       $159       $194
    Nasdaq Total Return Index        $100       $ 98       $109       $149
    SNL Thrift Index                 $100       $ 97       $113       $159



                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

             Wipfli Ullrich Bertelson CPAs served as the Corporation's independent auditors for the fiscal year ended March 31, 1996. The Board has reappointed Wipfli Ullrich Bertelson CPAs to continue as independent auditors for the Corporation for the fiscal year ending March 31, 1997, subject to the ratification of such appointment by the shareholders. Representatives of Wipfli Ullrich Bertelson CPAs are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

             THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF WIPFLI ULLRICH BERTELSON AS THE INDEPENDENT AUDITORS OF THE CORPORATION. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO, OR AT THE ANNUAL MEETING, AND NOT REVOKED, WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF SUCH AUDITORS.

                                  MISCELLANEOUS

   Shareholder Proposals

             Proposals which shareholders of the Corporation intend to present at and have included in the Corporation's proxy statement for the 1997 annual meeting must be received by the Corporation by the close of business on February 19, 1997. In addition, a shareholder who otherwise intends to present business at the 1997 annual meeting must comply with the requirements set forth in the Corporation's Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Corporation in advance of the meeting in compliance with the terms and within the time periods specified in the Bylaws.

   Other Matters

             Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require executive officers and directors to furnish the Corporation with copies of all Section 16(a) forms they file. Based on a review of such forms, the Corporation believes that all its executive officers and directors have complied with the Section 16(a) filing requirements for the fiscal year ended March 31, 1996.

             The cost of soliciting proxies will be borne by the Corporation. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Corporation. The Corporation has retained Chemical Mellon Shareholder Services to assist in the solicitation of proxies from brokers, banks and other nominees for a fee of $500 plus out-of-pocket expenses. The Corporation will also reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

             THE CORPORATION WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES, BUT NOT INCLUDING EXHIBITS THERETO), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO EACH PERSON WHO IS A RECORD OR BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE FOR THE ANNUAL MEETING. A WRITTEN REQUEST FOR A FORM 10-K SHOULD BE DIRECTED TO PHILLIP
   J. SCHOOFS, VICE PRESIDENT AND TREASURER, FCB FINANCIAL CORP., 108 EAST WISCONSIN AVENUE, NEENAH, WISCONSIN 54956.

                                      By Order of the Board of Directors
                                      FCB FINANCIAL CORP.

                                      Harold L. Hermansen
                                      Secretary


   June 19, 1996

                                      PROXY
                               FCB FINANCIAL CORP.
                            108 East Wisconsin Avenue
                            Neenah, Wisconsin  54956

           This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Donald D. Parker and Phillip J. Schoofs, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of FCB Financial Corp. held of record by the undersigned on May 31, 1996, at the annual meeting of shareholders to be held on July 22, 1996, or any adjournment or postponement thereof.

                           (Continued on reverse side)

   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              FOLD AND DETACH HERE

    This proxy when properly executed will be voted in       Please mark
    the manner directed herein by the undersigned            your votes as
    shareholder.  If no direction is made, this proxy        indicated
    will be voted "FOR" the election of the Board's          in the
    nominees and "FOR" Item 2.                               example  [X]


    1.   Election of Directors

    FOR all                      Terms expiring at the 1999 Annual Meeting:
    nominees       WITHHOLD      R. Bergstrom and W. Schmidt
    listed         AUTHORITY
    (except as     to vote for   INSTRUCTION:  To withhold authority to
    marked to the  all nominees  vote for any individual nominee, write
    contrary)      listed        that nominee's name in the space provided
                                 below.
      [_]             [_]


    2. To ratify the selection   3.  IN THEIR DISCRETION,   I plan to attend
       of Wipfli Ullrich             THE PROXIES ARE        the meeting.
       Bertelson CPAs as the         AUTHORIZED TO VOTE     [_]
       independent auditors for      UPON SUCH OTHER
       the fiscal year ending        BUSINESS AS MAY
       March 31, 1997.               PROPERLY COME BEFORE
                                     THE MEETING.
       FOR  AGAINST   ABSTAIN
       [_]    [_]       [_]

                                  Please sign exactly as name appears
                                  hereon.  When shares are held by joint
                                  tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  DATED:______________________, 1996.

                                  _____________________________________
                                  Signature

                                  _____________________________________
                                  Signature (if held jointly)

                                  PLEASE SIGN, DATE AND RETURN THE PROXY
                                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE


    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              FOLD AND DETACH HERE




                              FCB Financial Corp.
                         Annual Meeting of Shareholders
                             Monday, July 22, 1996
                                2:00 p.m. - C.T.
                                     at the
                                   Valley Inn
                           123 East Wisconsin Avenue
                            Neenah, Wisconsin 54956